CASH MANAGEMENT AGREEMENT

Dated as of [                                    ], 2007

among

BABCOCK & BROWN AIR FUNDING I LIMITED,
as the Issuer

THE ISSUER SUBSIDIARIES IDENTIFIED HEREIN,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as the Trustee and the Security Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as the Cash Manager

i

TABLE OF CONTENTS
(continued)

ii

This CASH MANAGEMENT AGREEMENT, dated as of [                        ], 2007 (this ‘‘Agreement’’), is made among BABCOCK & BROWN AIR FUNDING I LIMITED, a Bermuda exempted company (the ‘‘Issuer’’), each ISSUER SUBSIDIARY signatory to this Agreement or that accedes to this Agreement pursuant to an Accession Agreement in the form of Exhibit A hereto (an ‘‘Accession Agreement’’); DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as the trustee under the Indenture (the ‘‘Trustee’’) and as the security trustee under the Security Trust Agreement (the ‘‘Security Trustee’’) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Cash Manager (the ‘‘Cash Manager’’).

For the consideration set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Definitions.    All capitalized terms used and not otherwise defined in this Agreement have the respective meanings assigned to those terms in the Trust Indenture, dated as of [    ], 2007, between the Issuer, the Cash Manager, Deutsche Bank Trust Company Americas, as the Trustee and as the Operating Bank, BNP Paribas, as the Initial Liquidity Facility Provider, and Ambac Assurance Corporation, as the Policy Provider (the ‘‘Indenture’’) or, if not defined in the Indenture, in the Administrative Agency Agreement (as defined in the Indenture).

SECTION 1.02.    Construction and Usage.    In this Agreement, unless the contrary intention is stated:

(a)    ‘‘include’’, ‘‘includes’’ and ‘‘including’’ shall be deemed to be followed by ‘‘without limitation’’ whether or not they are in fact followed by such words or words of like import;

(b)    any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to below means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments to, and instruments incorporated in, such agreements or instruments;

(c)    references to a Person are also to its permitted successors and assigns; and

(d)    ‘‘agreement’’ and comparable terms refer to the agreement in which such term appears (including all exhibits and schedules to any such agreement) and not to any particular article, section, clause or other subdivision of, or attachment to, any such agreement.

ARTICLE II

Appointment; Services

SECTION 2.01.    Appointment.    (a)  The Trustee and the Security Trustee hereby appoint the Cash Manager as their agent for the purposes of providing the bank account management, calculation and other services set forth in Section 2.03 hereof and in the Indenture and performing the other activities to be performed by the Cash Manager under the Indenture and the Initial Liquidity Facility (collectively, the ‘‘Cash Management Services’’) and hereby delegate to the Cash Manager (except as otherwise specified in the Indenture or the Security Trust Agreement) their respective authority to administer the Accounts and to otherwise perform the Cash Management Services on the terms and subject to the conditions set forth in this Agreement. Each of the Trustee and the Security Trustee hereby directs the Cash Manager, in its capacity as such, to enter into and to perform the Cash Manager’s obligations under the Indenture, the Initial Liquidity Facility and the Reference Agency Agreement. Each Issuer Group Member acknowledges that it has assigned its rights, among other things, to administer the Non-Trustee Accounts and its rights and to draw upon the Initial Liquidity Facility and any other Eligible Credit Facility to the Security Trustee pursuant to the Security Trust Agreement and that pursuant to this Agreement the Security Trustee has appointed the Cash Manager its agent to administer the Non-Trustee Accounts and to administer and draw upon the Initial Liquidity Facility and any other Eligible Credit Facility.

(b)    Each Issuer Group Member hereby appoints the Cash Manager as their agent for the purposes of providing the services set forth in Section 2.04 (collectively, the ‘‘Other Services’’ and, together with the Cash Management Services, the ‘‘Services’’) and hereby delegates to the Cash Manager (except as otherwise specified in the Indenture or the Security Trust Agreement) its authority to perform the Other Services on the terms and subject to the conditions set forth in this Agreement.

(c)    The Cash Manager hereby accepts such appointments and agrees to perform the Cash Management Services on behalf of the Trustee and the Security Trustee and the Other Services on behalf of each Issuer Group Member, in each case on the terms and subject to the conditions set forth in this Agreement. Each party to this Agreement agrees that the Cash Manager, in performing the Cash Management Services, is acting exclusively as the agent of the Trustee and the Security Trustee and not in any agency or other capacity on behalf of any Issuer Group Member and that no Issuer Group Member has any right to direct the Cash Manager with respect to all or any aspect of the Cash Management Services.

SECTION 2.02.    Limitations.    The Cash Manager agrees to comply with the terms of this Agreement, the Indenture, the Security Trust Agreement, the Reference Agency Agreement, the Initial Liquidity Facility and each relevant Eligible Credit Facility and without prejudice to the foregoing, not to enter into, on behalf of any Issuer Group Member, any commitments, loans or obligations or to charge, mortgage, pledge, encumber or otherwise restrict or dispose of the property or assets of such Issuer Group Member, except as expressly permitted by the terms of this Agreement, the Indenture or the Security Trust Agreement.

SECTION 2.03.    Cash Management Services.    The Cash Manager hereby agrees for the benefit of the Trustee and the Security Trustee to perform and provide the following bank account management, calculation and other services:

(a)    Indenture Obligations.    The Cash Manager shall, in its capacity as such, execute and deliver, and perform the obligations of the Cash Manager under the Indenture in accordance with its terms. In particular and without limiting the foregoing:

(i)    The Accounts.

(A)    Establishment and Operations of Accounts.    The Cash Manager shall take all reasonably necessary steps to ensure that the Operating Bank establishes and maintains (in accordance with Section 3.01(a) of the Indenture and as provided in the Security Trust Agreement) (1) on or before the Initial Closing Date (a) the Collections Account, (b) the Lessee Funded Accounts consisting of the separate accounts so designated on Schedule 1 hereto, (c) the Security Deposit Account, (d) the Senior Cash Collateral Account (if established), (e) the Expense Account, (f) one Note Account for the Class G-1 Notes, (g) one Aircraft Purchase Account for each Initial Aircraft not acquired on the Initial Closing Date, (h) the Capital Account, (i) the Class B Shareholder Account, (j) the Liquidity Facility Reserve Account, (k) the Initial Liquidity Payment Account and (l) an Aircraft Conversion Account, and (2) on the Initial Closing Date and thereafter, (a) one or more Rental Accounts designated on Schedule 1 hereto and any Lessee Funded Accounts and (b) as and when required by the Indenture or as established in a Board Resolution delivered to the Trustee, the Security Trustee and the Cash Manager, any additional Note Accounts, an additional Aircraft Purchase Account for each Additional Aircraft not acquired on the Closing Date for the related Additional Notes, an Aircraft Conversion Account, the Defeasance/Redemption Account, the Refinancing Account, and any other Account (including, any Cash Collateral Account)

referred to in or established in accordance with Section 3.01(a)(ii) of the Indenture. The Cash Manager shall establish the Irish VAT Refund Account in the name of the Issuer at an Eligible Institution. Each such Account shall, when established, be operated in accordance with the applicable provisions of Section 3.01 of the Indenture and Section 2.06 of the Security Trust Agreement.

(B)    Replacement Account.    If at any time the Security Trustee Accounts are no longer to be maintained by the then Operating Bank under the Security Trust Agreement, the Cash Manager shall take all reasonably necessary steps to ensure that the successor Operating Bank establishes and maintains the Accounts previously maintained by its predecessor (in each case with the same name and purposes as it had so been maintained) and those to be established and maintained thereafter. In addition, if, at any time, any Account ceases to be an Eligible Account, the Cash Manager shall, within ten Business Days after notice thereof, take all reasonably necessary steps to ensure that the Operating Bank establishes and maintains as an Eligible Account a new Account having the same name and purpose in accordance with the requirements of the Indenture.

(C)    Rental Account.    With respect to any Rental Account, the Cash Manager shall determine, as provided in Section 3.01(g) of the Indenture, whether or not such Account is required to be established and maintained as a Non-Trustee Account.

(D)    Lessee Payment Instructions.    The Cash Manager shall take all necessary steps to reasonably ensure that all funds on deposit in each Rental Account are, to the extent required by the Indenture, transferred from such Rental Account to the Collections Account within one Business Day of receipt (or with respect to any Non-Trustee Account, within three Business Days of receipt) and identification thereof (other than certain limited amounts, if any, required to be left on deposit for local, legal or regulatory reasons).

(E)    Bank Account Statements.    The Cash Manager shall take all reasonably necessary steps to ensure that the Operating Bank and each other bank at which a Non-Trustee Account is located shall furnish as of the close of business on each Calculation Date a statement providing the then current balance of each applicable Account to it as well as the Security Trustee, the Issuer, the Trustee, and the Servicer.

(F)    Maintaining the Non-Trustee Accounts and the Irish VAT Refund Account.    The Cash Manager shall exercise all rights of the Issuer Group Members to instruct or otherwise communicate with the Eligible Institutions at which the Non-Trustee Accounts and the Irish VAT Refund Account are maintained and otherwise to administer the Non-Trustee Accounts and the Irish VAT Refund Account.

(G)    Aircraft Conversion Account.    The Cash Manager shall take all reasonably necessary steps to ensure that all funds on deposit in the Aircraft Conversion Account are, to the extent required by the Indenture, transferred from such Aircraft Conversion Account to the Collections Account and from the Collections Account to such Aircraft Conversion Account.

(ii)    Calculations.    Pursuant to Section 3.07 of the Indenture, the Cash Manager shall, at the times and in the manner set forth therein, determine or calculate each of the amounts and provide the reports required to be determined, calculated or prepared by it pursuant to Sections 3.07 of the Indenture.

(iii)    Withdrawals and Transfers.    The Cash Manager shall direct the Operating Bank to make the following withdrawals and transfers in accordance with the terms of the Indenture:

(A)    Closing Date Deposits, Withdrawals and Transfers.    On each Closing Date, the Cash Manager shall direct each of the transfers described in Section 3.03 of the Indenture in accordance with such Section 3.03.

(B)    Interim Deposits, Transfers and Withdrawals.    From time to time, the Cash Manager shall direct the Operating Bank to make the withdrawals and transfers, and the Cash Manager shall give the notices, provided for in Section 3.04 of the Indenture in accordance with such Section 3.04.

(C)    Transfers and Withdrawals Relating to the Acquisition of Aircraft.    From time to time, the Cash Manager shall direct the Operating Bank to make the withdrawals and transfers, and the Cash Manager shall give the notices, provided for in Section 3.05 of the Indenture in accordance with such Section 3.05.

(D)    Interim Deposits and Withdrawals for Sales.    From time to time, the Cash Manager shall direct the Operating Bank to make the withdrawals and transfers provided for in Section 3.06 of the Indenture in accordance with such Section 3.06.

(E)    Payment Date First Step Withdrawals and Transfers.    On each Payment Date, the Cash Manager shall direct the Operating Bank to make the withdrawals and transfers provided for in Section 3.08 of the Indenture in accordance with such Section 3.08.

(F)    Payment Date Second Step Withdrawals.    On each Payment Date, after the withdrawals and transfers provided for in Section 3.08 of the Indenture have been made at the direction of the Cash Manager (except as permitted in clause (F) below) the Cash Manager shall direct the Operating Bank to distribute funds on deposit in the Collections Account as provided in Section 3.09(a) of the Indenture and shall make such certifications to the Trustee as may be required hereunder in connection therewith.

(G)    DSCR Failure, Event of Default and Default Notice Withdrawals and Transfers.     Notwithstanding anything to the contrary contained in Section 3.08 or 3.09 of the Indenture, following the earlier of (x) the Expected Final Payment Date or (y) the occurrence of a DSCR Failure, after the withdrawals and transfers provided for in Section 3.08 of the Indenture have been made, the Cash Manager shall direct the Operating Bank on each Payment Date to distribute funds on deposit in the Collections Account and the Expense Account in the amounts and in the order of priority provided for in Section 3.09(b) of the Indenture. In addition, notwithstanding anything to the contrary contained in Section 3.08 or 3.09(a) of the Indenture, following the delivery of a Default Notice to the Cash Manager or the Issuer pursuant to the Indenture or during the continuance of an Acceleration Default, after the withdrawals and transfers provided for in Section 3.08 of the Indenture have been made, the Cash Manager shall direct the Operating Bank to distribute funds on deposit in the Collections Account and the Expense Account in the amounts and in the order of priority provided for in Section 3.09(b) of the Indenture.

(H)    Defeasance/Redemption and Refinancing Transfers.    The Cash Manager shall direct the Operating Bank to transfer from time to time amounts on deposit in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account to the applicable Note Account in connection with either the redemption of any class or subclass of Notes in accordance with Section 3.11 of the Indenture or the exercise of the defeasance provisions set forth in Article XI of the Indenture and shall give the notices provided for in Section 3.11 of the Indenture.

(I)    Currency Conversions.    If and to the extent that the Issuer incurs any payment obligation or other cost in a currency other than U.S. dollars, the Cash Manager shall, to the extent practicable, convert U.S. dollars into such other currency at the then prevailing market rate as necessary to discharge such payment obligations or costs, at the expense of the Issuer in accordance with Section 12.07 of the Indenture.

(J)    Investments of Cash.    The Cash Manager shall take such actions pertaining to the investment and reinvestment of the funds on deposit in the Accounts as permitted by and in accordance with Section 3.02 of the Indenture.

(iv)    Policy Drawings.    If, in accordance with the terms of Section 3.15 of the Indenture and the Policy, a Policy Drawing is required to be made, the Cash Manager shall direct the Trustee to make a request of the Policy Provider for such a Policy Drawing in accordance with such Section 3.15.

(b)    Records.    The Cash Manager shall provide such information relating to the Accounts to the Security Trustee, the Trustee, the Policy Provider or the Rating Agencies as any of them may reasonably request from time to time and as required under the Indenture.

(c)    Reports.    The Cash Manager shall (after consultation with the Administrative Agent) prepare and deliver the Monthly Reports, Quarterly Reports, and Annual Reports and such other statements, reports or documents required under Section 2.14 of the Indenture.

SECTION 2.04.    Other Services.    The Cash Manager hereby agrees for the benefit of each Issuer Group Member to perform and provide the following services:

(a)    Monitoring the Service Providers.    The Cash Manager shall provide the following services in respect of the performance of the Service Providers; provided that, for the avoidance of doubt, this clause shall not preclude the Issuer from being entitled to appoint other Persons to perform such services, and it shall report on such performance to the Board on a quarterly basis; including:

(i)    with respect to the Servicer:

(A)    monitoring and reviewing the information and other reports provided by the Servicer pursuant to the Servicing Agreement, including, without limitation, with respect to the status of Lease payments, Lessee receivables, Additional Rent payments, security deposits, adjustments of rentals and claims for maintenance contribution payments by Issuer Group Members in accordance with Lease terms (to the extent provided to the Cash Manager in a timely manner);

(B)    at the written request of the Issuer or the Policy Provider, assisting the Issuer in evaluating the Servicer’s performance relative to the Standard of Care and the Conflicts Standard; and

(C)    monitoring the compliance of the Servicer with its obligations under the Servicing Agreement;

(ii)    with respect to the other Service Providers, assisting in evaluating the performance and compliance of each Service Provider against its obligations under the relevant agreement.

(b)    Authorization of Payments.    The Cash Manager shall authorize payment of certain bills and expenses (i) payable to legal and professional advisers authorized to be engaged or consulted pursuant to this Agreement or any other Related Document, (ii) to the extent required by the terms of the Servicing Agreement or the Indenture or (iii) approved by the Board in writing.

(c)    Oversee Liquidity Enhancement Facilities.    The Cash Manager shall oversee the general operation of any credit or liquidity enhancement facility provided for the benefit of the Issuer, including without limitation each Cash Collateral Account, the Initial Liquidity Facility and any other Eligible Credit Facility (including without limitation monitoring the amounts committed and available for drawing, and outstanding and required to be repaid, under each such facility); provided, however, that nothing herein shall be construed to impose any obligation on the Cash Manager to monitor the compliance by the Issuer with any affirmative or negative covenants set forth in any such facility.

(d)    Professional Advice.    The Cash Manager may, on behalf of the Issuer, retain and instruct legal counsel and accounting, tax and other professional advisers to represent and advise the Issuer with respect to the Cash Management Services when the Cash Manager considers in good faith that it is appropriate or necessary for such advisers    to be appointed and the Issuer agrees to pay the reasonable fees and expenses of such advisers; provided, however, that in any one-month period, the Cash Manager shall not be permitted contractually to obligate the Issuer to pay fees to such advisers pursuant to this Section 2.04 or any other section of this Agreement relating to the engagement of advisers in an aggregate amount in excess of $100,000 without the prior written consent of the Board.

(e)    Debt Service Coverage Ratio.    In the event that the Cash Manager determines in accordance with the terms of the Indenture that a DSCR Failure has occurred, the Cash Manager shall inform each of the Issuer, the Trustee, the Policy Provider and the Rating Agencies that a DSCR Failure for the applicable Payment Date exists.

ARTICLE III

Standard of Performance; Liability and Indemnity

SECTION 3.01.    Standard of Performance.    The Cash Manager will devote the same amount of time and attention to, and will be required to exercise the same level of skill, care and diligence in, the performance of its services as it would if it were administering such services on its own behalf.

SECTION 3.02.    Liability and Indemnity.    (a)  The Cash Manager shall not be liable for any Expenses or Taxes to or of or payable by any Issuer Group Member at any time from any cause whatsoever, unless caused by the Cash Manager’s own gross negligence, willful misconduct, deceit (or, with respect to the handling of finances, negligence) or that of any of its directors, officers, agents or employees, as the case may be.

(b)    Each of the Issuer and the other Issuer Group Members agrees to indemnify and hold harmless the Cash Manager, subject to and in accordance with the provisions of the Indenture, its respective directors, officers, agents and employees and each of them against any Expenses or Taxes whatsoever that they or any of them may incur or be subject to in consequence of this Agreement or any other Related Document or as a result of the performance of the functions and services provided for under this Agreement or any other Related Document (including any Expenses incurred by the Cash Manager as a result of its indemnifying any permitted delegee of any of its functions under this Agreement or any other Related Document) except as a result of gross negligence (or, with respect to the handling of finances, negligence), willful default, deceit or fraud of the Cash Manager or any of its directors, officers, agents or employees, as the case may be, and this indemnity shall expressly inure to the benefit of any existing or future director, officer, agent or employee of the Cash Manager and to the benefit of any successor of the Cash Manager under this Agreement and shall survive the termination or expiry of this Agreement.

(c)    Each of the parties to this Agreement acknowledges that the terms of this Agreement contemplate that the Cash Manager will receive certain information from other parties to the other Related Documents in order for the Cash Manager to be able to perform all or any part of the Services, that the Cash Manager will be able to perform the Services only to the extent such information is provided to the Cash Manager by the relevant parties and that the Cash Manager may conclusively rely on such information as it receives without undertaking any independent verification or recalculation of that information. The Cash Manager agrees that if it does not receive any such information it will promptly notify the party who was to provide such information of such failure.

(d)    Each of the parties to this Agreement acknowledges that (1) the Cash Manager will not be responsible for the acts or omissions of the Trustee or the Security Trustee so long as the same Person is not both the Cash Manager and the Trustee or the Security Trustee (as applicable) and (2) neither the Trustee nor the Security Trustee will be responsible for the acts or omissions of the Cash Manager so long as the same Person is not the Trustee or the Security Trustee (as applicable) and the Cash Manager.

(e)    The Cash Manager shall not be required to take any legal action on behalf of the Issuer or any Issuer Group Member.

ARTICLE IV

Representations and Warranties

SECTION 4.01.    Related Documents.    Each of the Issuer and the other Issuer Group Members represents and warrants to the Cash Manager that it is not a party to any agreement affecting or otherwise relating to any of the Services other than the Related Documents and has provided to the Cash Manager a true and complete copy of each Related Document.

ARTICLE V

Cash Manager Undertakings

SECTION 5.01.    Covenants.    The Cash Manager hereby covenants with the Issuer, the Trustee, the Security Trustee and the other Issuer Group Members that, during the term of this Agreement:

(a)    if the Cash Manager receives any money whatsoever arising from any Related Document or any collateral security for any of the foregoing, which money belongs to any Issuer Group Member, the Trustee or the Security Trustee or is to be paid to any Issuer Group Member, the Trustee or the Security Trustee or into any Account pursuant to any Related Document or otherwise, it shall hold such money in trust for such Issuer Group Member, the Trustee or the Security Trustee, as the case may be, and shall forthwith upon receipt of such money pay the same to the Trustee for deposit into the relevant Account in accordance with the terms of the Indenture without exercising any right of setoff it may have; and shall in all events keep such money separate from all other money belonging to the Cash Manager;

(b)    it will comply with any proper directions, orders and instructions that the Trustee or the Security Trustee may from time to time give to it in writing in accordance with the provisions of this Agreement and the Indenture;

(c)    it will cooperate with the Trustee and the Security Trustee, including without limitation by providing such information as may reasonably be requested, to permit such Persons or its authorized agents to monitor the Cash Manager’s compliance with its obligations under this Agreement;

(d)    it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Issuer Group Member;

(e)    it will maintain its assets and liabilities separate and distinct from each Issuer Group Member in such a manner that is not difficult to segregate, identify or ascertain such assets and liabilities;

(f)    it will maintain records, books, accounts and minutes separate from those of each Issuer Group Member (except as otherwise set forth in the Related Documents);

(g)    it will pay its obligations in the ordinary course of its business as a legal entity separate from each Issuer Group Member, except as otherwise required or permitted under the Indenture and the Security Trust Agreement;

(h)    it will keep its funds separate and distinct from the funds of each Issuer Group Member, and it will receive, deposit, withdraw and disburse such funds separately from the funds of each Issuer Group Member;

(i)    it will conduct its business in its own name, and not in the name of any Issuer Group Member;

(j)    it will not pay, assume, guarantee or become liable for any debt of, or otherwise pledge its assets for the benefit of, any Issuer Group Member, except as otherwise permitted under the Related Documents;

(k)    it will not hold out that it is a division of any Issuer Group Member or that any Issuer Group Member is a division of it;

(l)    it will not induce any third party to rely on the creditworthiness of any Issuer Group Member in order that such third party will be induced to contract with it; and

(m)    it will not enter into any agreements between it and any Issuer Group Member that are more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions).

ARTICLE VI

Undertakings of the Issuer Group

SECTION 6.01.    Cooperation.    The Security Trustee, the Trustee, the Issuer and the other Issuer Group Members shall at all times cooperate with the Cash Manager to enable the Cash Manager to provide the Services, including providing the Cash Manager with all powers of attorney and information as may reasonably be necessary or appropriate for the Cash Manager to perform the Services. In addition, as and to the extent requested by the Cash Manager, the Issuer and the other Issuer Group Members shall use commercially reasonable efforts to cause any Service Provider to at all times cooperate with the Cash Manager to enable the Cash Manager to provide the Services. The Cash Manager recognizes that certain instructions hereunder or under any other Related Document to be given by the Issuer may also require the approval of any Issuer Group Member. For the avoidance of doubt, the Cash Manager will be required to deal only with the Issuer in connection with any such approval. If the Issuer approves any particular action, the Cash Manager shall be entitled to assume and shall be fully protected in such assumption that any necessary approval of an Issuer Group Member to such action has been obtained. In connection therewith, each Issuer Group Member (other than the Issuer) hereby appoints the Issuer as its representative to provide instructions and approvals on its behalf to the Cash Manager.

SECTION 6.02.    Certain Modifications.    The Issuer and the other Issuer Group Members shall not amend or modify the provisions of the Indenture, to the extent directly pertaining to the Services, without the consent of the Cash Manager, whose consent shall not unreasonably be withheld.

SECTION 6.03.    Further Assurances.    Each of the Issuer and the other Issuer Group Members agrees that at any time and from time to time upon the written request of the Cash Manager, it shall execute and deliver such further documents and do such further acts and things as the Cash Manager may reasonably request in order to effect the purposes of this Agreement.

SECTION 6.04.    Accession by Subsidiaries.    The Issuer hereby undertakes to procure that any subsidiary of the Issuer formed or acquired after the date of this Agreement shall execute an Accession Agreement.

SECTION 6.05.    Covenants of the Issuer or Issuer Group Members.    The Issuer covenants with the Cash Manager that, during the term of this Agreement, it shall conduct its business such that it is a separate and readily identifiable business from the Cash Manager and, to the extent possible, shall cause each Issuer Subsidiary to do the same, and further covenants as follows:

(a)    it will observe all corporate formalities necessary to remain legal entities separate and distinct from, and independent of, the Cash Manager, and any of its Affiliates;

(b)    it will maintain its assets and liabilities separate and distinct from those of the Cash Manager;

(c)    it will maintain records, books, accounts and minutes separate from those of the Cash Manager;

(d)    it will pay its obligations in the ordinary course of business as a legal entity separate from the Cash Manager;

(e)    it will keep its funds separate and distinct from any funds of the Cash Manager, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Cash Manager;

(f)    it will conduct its business in its own name, and not in the name of the Cash Manager;

(g)    it will not agree to pay, assume, guarantee or become liable for any debt of, or otherwise pledge its assets for the benefit of, the Cash Manager, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h)    it will not hold out that it is a division of the Cash Manager, or that the Cash Manager is a division of it;

(i)    it will not induce any third party to rely on the creditworthiness of the Cash Manager in order that such third party will be induced to contract with it; and

(j)    it will not enter into any transaction between it and the Cash Manager that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions).

ARTICLE VII

Effectiveness

SECTION 7.01.    Effectiveness.    The effectiveness of this Agreement shall be conditional upon:

(i)    with respect to the Issuer, the Cash Manager, the Security Trustee, the Trustee and the Issuer Subsidiaries set forth on the signature pages hereof, the execution hereof by those parties; and

(ii)    with respect to any entity which executes and delivers an Accession Agreement, the execution thereof and acknowledgment and agreement by the Issuer, the Cash Manager, the Security Trustee and the Trustee. The original parties hereto and each entity which becomes a party hereto by executing and delivering an Accession Agreement agree that such Accession Agreement shall be effective without the need for each other party hereto to execute such Accession Agreement in acknowledgment and agreement.

ARTICLE VIII

Fees and Expenses

SECTION 8.01.    Fees.    In consideration of the Cash Manager’s performance of the Services, the Issuer shall pay to the Cash Manager customary fees and reimburse it for certain Expenses, all as provided by separate agreement between them.

ARTICLE IX

Term; Removal of or Resignation by the Cash Manager

SECTION 9.01.    Term and Survival.    (a)  Term.    The term of this Agreement shall commence on the Initial Closing Date and expire on the date on which the Indenture terminates and all Policy Provider Obligations and Credit Facility Obligations have been paid in full. During the term of this Agreement, neither the Trustee nor the Security Trustee shall remove the Cash Manager, and the Cash Manager shall not resign, except as expressly provided in this Article IX.

(b)    Survival.    The respective obligations of the Issuer and the Cash Manager under Sections 3.02, 8.01 (to the extent any amounts due and owing through such date of termination remain unpaid), 9.03, 12.01 and 12.02 shall survive the termination of this Agreement under this Section 9.01.

SECTION 9.02.    Removal of or Resignation by the Cash Manager.

(a)    At any time during the term of this Agreement, the Trustee (at the direction of the Controlling Party) or the Security Trustee (at the direction of the Controlling Party) shall be entitled to remove the then existing Cash Manager on not less than 30 days’ Written Notice to each other party to this Agreement.

(b)    At any time during the term of this Agreement, the Issuer shall be entitled to remove the then existing Cash Manager on not less than 30 days’ Written Notice to the each other party to this Agreement if:

(i)    the Cash Manager shall fail in any material respect to perform any Services and such failure shall have a material adverse effect on the Issuer Group taken as a whole; or

(ii)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Cash Manager or of a substantial part of the property or assets of the Cash Manager under Title 11 of the United States Code, as now constituted or hereafter amended (the ‘‘U.S. Bankruptcy Code’’), or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered or the Cash Manager shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 90 days; or

(iii)    the Cash Manager shall (A) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (ii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (D) make a general assignment for the benefit of its creditors.

(c)    The Cash Manager may resign on 30 days’ Written Notice to each other party to this Agreement. Notwithstanding the foregoing, no resignation by or removal of the Cash Manager shall become effective until a successor Cash Manager has been appointed in accordance with Section 10.01; provided, however, that, if an instrument of acceptance by a successor Cash Manager has not been delivered pursuant to Section 10.01 within 60 days after the giving of such notice of resignation or removal, the Cash Manager may petition any court of competent jurisdiction for the appointment of a successor Cash Manager. Upon action by any party pursuant to the provisions of this Section 9.02, the Cash Manager shall be entitled to the payment of any compensation or reimbursement owed to it by the Issuer hereunder.

SECTION 9.03.    Consequences of Removal or Resignation.

(a)    Notices and Communications.    Following the removal of or resignation by the Cash Manager under Section 9.02,

(i)    The Cash Manager shall promptly forward to the successor Cash Manager, the Issuer, the Trustee and the Security Trustee any notices and accounting reports received by it during the year immediately following any such removal or resignation.

(ii)    The Issuer shall notify promptly each other party to the Indenture and each Rating Agency, of such removal or resignation and shall request that all such notices and accounting reports and communications after any such removal or resignation be made or given directly to the successor Cash Manager or the Issuer.

(iii)    The Cash Manager shall cooperate with the successor Cash Manager, including providing such successor Cash Manager with all information and documents reasonably requested by such successor.

(b)    Accrued Rights.    The removal of or resignation by the Cash Manager under Section 9.02 shall not affect the respective rights and liabilities of any party accrued prior to any such removal or resignation in respect of any prior breaches of this Agreement or otherwise. In addition, the respective obligations of the Issuer Group and the Cash Manager under Sections 3.02, 8.01 (to the extent any amounts due and owing through such date of removal or resignation remain unpaid), 9.03 and 12.01 shall survive any such removal or resignation.

ARTICLE X

Appointment of Successor Cash Manager

SECTION 10.01.    Appointment of Successor Cash Manager.    In the event of the resignation by or removal of the Cash Manager pursuant to Section 9.02, the Issuer shall select, and the Trustee (at the direction of the Controlling Party), the Security Trustee (at the direction of the Controlling Party) and each Issuer Group Member shall promptly appoint a successor Cash Manager, provided that no such appointment shall be effective unless the Issuer Group has obtained a Rating Agency Confirmation with respect to such appointment. Any successor Cash Manager appointed by each Issuer Group Member, the Trustee and the Security Trustee following resignation by or removal of the Cash Manager pursuant to the provisions of Section 9.02 shall execute and deliver to the Issuer Group, the Trustee and the Security Trustee, with a copy to the original Cash Manager, an instrument accepting such appointment. Thereupon, such successor Cash Manager shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, immunities, duties and obligations of the Cash Manager and with like effect as if originally named as Cash Manager under this Agreement.

ARTICLE XI

Assignment and Delegation

SECTION 11.01.    Assignment and Delegation.

(a)    Except as provided in Section 12.15(g), none of the parties to this Agreement shall assign all or any of its rights under, or delegate all or any of its obligations under, this Agreement to any Person without the prior written consent of the other parties, except that the Issuer Group Members may assign their rights under this Agreement to the Security Trustee for the benefit of the Secured Parties under the Security Trust Agreement.

(b)    Without limiting the foregoing, any Person who becomes a successor by assignment or otherwise of the Issuer or the Cash Manager in accordance with this Section 11.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

ARTICLE XII

Miscellaneous

SECTION 12.01.    Restrictions on Disclosure.    The Cash Manager agrees to keep confidential all documents, materials and other information relating to the Issuer Group Members that is within or comes into its possession or actual knowledge and agrees not to disclose any of the foregoing without the prior written consent of the party so affected; provided, however, that the foregoing shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known (other than as a result of disclosure by the Cash Manager) or information obtained by the Cash Manager from sources other than the Issuer Group Members, the Trustee or the Security Trustee, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Cash Manager’s business or that of its Affiliates, (iii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Cash Manager or any of its officers, directors, employers or shareholders is a party, (iv) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Related Documents approved in advance by the Issuer Group or (v) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Cash Manager having a need to know the same, provided that the Cash Manager advises such recipient of the confidential nature of the information being disclosed, (c) any other disclosure authorized by the Issuer, or (d) disclosure to the other parties to the transactions to the extent contemplated by the Related Documents.

SECTION 12.02.    No Petition.    The Cash Manager agrees that it shall not institute against, or join any other Person in instituting against, the Issuer or the other Issuer Group Members any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall prohibit the Cash Manager from otherwise participating in any such process or proceeding instituted by any other Person.

SECTION 12.03.    Notices.    All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by any agreement, instrument or other document to be given to any Person shall be in writing and become effective upon receipt and shall be directed to the address or facsimile number of such Person set forth below or as is designated by such Person from time to time in a notice given under this Section 12.03:

If to the Issuer and the other Issuer Group Members, to it at:

Babcock & Brown Air Funding I Limited
c/o Codan Services Limited
Claredon House
2 Church Street
Hamilton, HM 11
Bermuda

Attention: [                 ]
Fax: [                            ]

with copies to:

Babcock & Brown Aircraft Management Co Limited, as Administrative Agent
West Pier, Dun Laoghaire
County Dublin
Ireland
Fax: (353) 1-231-1901
Telephone: (353) 1-231-1900

If to the Cash Manager, the Trustee or the Security Trustee to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
25 DeForest Avenue
2nd Floor - MS SUM01-0105
Summit, New Jersey 07901
Attention: Structured Finance Services, Michele Hy Voon
Fax: (212) 553-2461
Telephone: (908) 608-3089

with a copy to:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Matt A. Bowen
Fax: 714-247-6409
Telephone: (714) 247-6346

In connection with the performance of their respective duties under the Related Documents, the Administrative Agent, the Cash Manager and the Servicer may give notices, consents, directions, approvals, instructions and requests to, and otherwise communicate with, each other using electronic means, including email transmission to such email addresses as each such party shall designate to the other parties, and, if necessary or if requested by the other party or parties, with an ‘‘electronic signature’’ or other ‘‘electronic record’’ (as such terms are defined in the New York State Electronic Signatures and Records Act).

SECTION 12.04.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 12.05.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 12.06.    Amendment and Waiver.    This Agreement may not be amended or supplemented nor may any of its provisions be waived except by an instrument in writing signed by the party against which the enforcement of the amendment, supplement or waiver shall be sought. No failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver of any such power or right, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise of such or any other right or power.

SECTION 12.07.    Third-Party Beneficiaries.    The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement or as shall result from the inclusion of the Issuer Group’s rights under this Agreement in the Collateral, nothing in this Agreement, whether express or implied, shall be construed to give any Person (including any past, present or future employee of any Issuer Group Member or any of its Affiliates) other than the parties and their respective successors and permitted assigns any legal or equitable right or power under or in respect of this Agreement.

SECTION 12.08.    Method of Payment.    All amounts required to be paid by any party to this Agreement to any other party (including in respect of any judgment or settlement) shall be paid in Dollars, by wire transfer, or other acceptable method of payment, of same day funds.

SECTION 12.09.    Payment on Business Days.    If any payment under this Agreement is required to be made on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and no interest shall accrue on such payment.

SECTION 12.10.    Severability.    Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties to this Agreement waive any provision prohibited or unenforceable in any respect.

SECTION 12.11.    No Partnership.    (a)  It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any Issuer Group Member or Members on the one part and the Cash Manager on the other part. It is also expressly understood that any actions taken on behalf of any Issuer Group Member by the Cash Manager shall be taken as agent for such Issuer Group Member, either naming the relevant Issuer Group Member, or naming the Cash Manager as agent for an undisclosed principal. No Issuer Group Member shall hold itself out as a partner of the Cash Manager, and the Cash Manager will not hold itself out as a partner of any Issuer Group Member.

(b)    The Cash Manager shall not have any fiduciary duty or other implied obligations or duties to any Issuer Group Member, any Lessee or any other Person arising out of this Agreement.

SECTION 12.12.    Governing Law.    THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 12.13.    Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.03 shall be deemed effective service of process on such party.

SECTION 12.14.    Concerning the Security Trustee and the Trustee.    In respect of the Security Trustee’s and Trustee’s performance of appointing the Cash Manager to provide the Cash Management Services, the Security Trustee and the Trustee shall be afforded all of the rights, protections, immunities and indemnities contained in the Security Trust Agreement and the Indenture, respectively, as if such rights, protections, immunities and indemnities were specifically set forth in this Agreement. It is expressly understood and agreed that neither the Security Trustee nor the Trustee (in such capacities) shall have any liability in respect of the appointment, performance or nonperformance of the Cash Manager (including without limitation, the payment of fees and Expenses to the Cash Manager), all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under such parties. The Issuer shall indemnify the Security Trustee and the Trustee (in such capacities) for any loss, cost or expense (including reasonable attorneys’ fees) incurred by the Security Trustee and the Trustee as a result of the negligence, bad faith or willful misconduct of the Cash Manager in the performance of its obligations hereunder.

SECTION 12.15.    Concerning the Cash Manager.

(a)    The Cash Manager undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Indenture and no implied covenants or obligations shall be read into this Agreement or the Indenture against the Cash Manager.

(b)    None of the provisions of this Agreement or the Indenture shall require the Cash Manager to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(c)    The Cash Manager may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Cash Manager shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(d)    The Cash Manager may consult with counsel and the written advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(e)    In no event shall the Cash Manager be liable for the selection of investments pursuant to and in compliance with the Related Documents or for investment losses incurred thereon. The Cash Manager shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer or the Security Trustee (as applicable) to provide timely written investment direction.

(f)    The Cash Manager may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed except any agent, attorney, custodian or nominee which is an Affiliate of Deutsche Bank Trust Company Americas (or any successor Cash Manager).

(g)    Notwithstanding anything hereunder to the contrary, any corporation into which the Cash Manager may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Cash Manager shall be a party, or any corporation succeeding to the business of the Cash Manager shall be the successor of the Cash Manager hereunder without execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(h)    Neither the Cash Manager nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection herewith except to the extent caused by the Cash Manager’s own deceit, fraud, willful misconduct or gross negligence (or, with respect to the handling of finances, negligence) or that of any of its directors, officers, agents or employees. Each of the parties (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Cash Manager for any action taken or omitted under this Agreement except to the extent caused by the Cash Manager’s own deceit, fraud, willful misconduct or gross negligence (or, with respect to the handling of finances, negligence) or that of any of its directors, officers, agents or employees. Anything in this Agreement to the contrary notwithstanding, in no event shall the Cash Manager be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Cash Manager has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 12.16.    Limited Recourse.

(a)    In the event that the assets of the Issuer or any Issuer Group Member are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Cash Manager hereunder, to pay in full such claims of the Cash Manager, then the Cash Manager shall have no further claim against the Issuer or the relevant Issuer Group Member (as the case may be) in respect of any such unpaid amounts.

(b)    No recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

SECTION 12.17.    PATRIOT Act.    The parties hereto acknowledge that, in order to comply with its obligations under the United States PATRIOT Act, Deutsche Bank Trust Company Americas is

required to obtain, verify, and record certain information and documentation from the other parties hereto. Each of the parties hereby agree that it will provide Deutsche Bank Trust Company Americas with such information as it may request in order for it to satisfy the requirements of the United States PATRIOT Act.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BABCOCK & BROWN AIR FUNDING I LIMITED, as Issuer
By:

Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Trustee and the Security Trustee, respectively
By:

Name: Title:
By:

Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Cash Manager
By:

Name: Title:
By:

Name: Title:
[ISSUER SUBSIDIARIES]
By

Name: Title:

SCHEDULE 1

THE LESSEE FUNDED ACCOUNTS

ACCOUNT NAME	ACCOUNT NUMBER

EXHIBIT A

FORM OF ACCESSION AGREEMENT

                                        , 2007

We refer to the Cash Management Agreement dated as of                                 , 2007, among Babcock & Brown Air Funding I Limited, as the Issuer, Deutsche Bank Trust Company Americas, in its capacity as the Trustee, the Security Trustee and the Cash Manager, the Subsidiaries signatory thereto and all other Subsidiaries which have heretofore signed an Accession Agreement in substantially the form of this Accession Agreement (the ‘‘Cash Management Agreement’’).

We agree, as of the date of this Accession Agreement, to be considered a party to the Cash Management Agreement for all purposes, as if an original signatory to the Cash Management Agreement, and to be bound by the terms of the Cash Management Agreement.

This Accession Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Accession Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

IN WITNESS WHEREOF, this Accession Agreement has been duly executed on the date first written above.

[ ]
By:

Name:

Title:

ACCEPTED AND ACKNOWLEDGED:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Cash Manager

By:

Name:

Title:

By:

Name:

Title:

BABCOCK & BROWN AIR FUNDING I LIMITED,
as Issuer

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Security Trustee

By:

Name:

Title:

By:

Name:

Title: